ASPEN INSURANCE HOLDINGS LIMITED
$300,000,000
4.650% Senior Notes due 2023

UNDERWRITING AGREEMENT
November 5, 2013

BARCLAYS CAPITAL INC.
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
HSBC SECURITIES (USA) INC.
As Representatives of the several
Underwriters named in Schedule 1

c/o BARCLAYS CAPITAL INC.
745 Seventh Avenue
New York, NY 10019

c/o CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, NY 10013

c/o DEUTSCHE BANK SECURITIES INC.
60 Wall Street
New York, NY 10005

c/o HSBC SECURITIES (USA) INC.
452 Fifth Avenue
New York, NY 10018

Dear Sirs:
1.     Introductory. Aspen Insurance Holdings Limited, a Bermuda company (the “Company”) proposes to issue and sell to the several underwriters (the “Underwriters”) named in Schedule 1 hereto for whom you are acting as representatives (the “Representatives”) $300,000,000 aggregate principal amount of its 4.650% Senior Notes due 2023 (the “Notes”). The respective principal amounts of the Notes to be so purchased by the several Underwriters are set forth opposite their names in Schedule 1 hereto.

The Notes are to be issued under an indenture (the “Original Indenture”), dated as of August 16, 2004, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, to be dated on or around November 13, 2013 (the “Indenture”)” between the Company and the Trustee.
The Company hereby agrees, pursuant to this agreement (the “Agreement”), with the Underwriters as follows:
2.     Representations, Warranties and Agreements of the Company.
(a)    The Company represents and warrants to, and agrees with, the several Underwriters that:
(i)    A registration statement (No. 333-187742) relating to the Notes, including a prospectus (the “initial registration statement”) has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective under the Securities Act of 1933, as amended (the “Act”). For purposes of this Agreement, “Effective Time” with respect to the registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, became effective, or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, becomes effective. “Effective Date” with respect to the initial registration statement means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein pursuant to the General Instructions of the Form on which it is filed, is hereinafter referred to as the “Initial Registration Statement”.
“Registration Statement” as of any time means the Initial Registration Statement and any post-effective amendment in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Notes, which time shall be considered the “effective time” of the Registration Statement. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
“Statutory Prospectus” as of any time means the prospectus relating to the Notes included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus deemed to be a part thereof that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act.
“Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Notes and otherwise satisfies Section 10(a) of the Act.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Notes in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Agreement.
“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
“Applicable Time” means 4:30 P.M. (New York City time) on the date of this Agreement.
(ii)    On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (the “Rules and Regulations”) and the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of this Agreement, the Initial Registration Statement, and at the time of filing of the Prospectus pursuant to Rule 424(b) and as of the Closing Date, each Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The four preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
(iii)    (A) At the time of filing of the Registration Statement, (B) at time of the most recent amendment of the Registration Statement for the purposes of complying with

Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption of Rule 163, the Company was a “well‑known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.
(iv)    As of the Applicable Time, neither (a) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus, the information on Schedule 2 hereto, all considered together (collectively, the “General Disclosure Package”), nor (b) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
(v)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (a) the Company has promptly notified or will promptly notify the Representatives and (b) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
(vi)    Since the respective dates as of which information is given in any Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change in the capital stock, the capital or surplus or long‑term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus.
(vii)    Neither the Company nor any of Aspen Insurance UK Limited (“Aspen U.K.”) nor Aspen Bermuda Limited (“Aspen Bermuda”, formerly Aspen Insurance Limited) (together with Aspen U.K., the “Designated Subsidiaries”) hold title to any real property; all of the leases, subleases and licenses under which the Company or any of its Designated Subsidiaries holds real properties described in the General Disclosure Package and the Prospectus are in full force and effect, and neither the Company nor any Designated Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Designated Subsidiary under any of the leases, subleases or licenses mentioned above, or affecting or questioning the rights of the Company or such Designated Subsidiary to the continued possession of the leased, subleased or licensed premises under any such lease or sublease, except where the failure to have such leases in full force and effect or the failure to have any such notice of any such claim would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business affairs, shareholders’ equity or business prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
(viii)    The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; each of the Designated Subsidiaries has been duly organized or incorporated and is validly existing as a company or corporation in good standing (including, in the case of Aspen Bermuda, as an exempted company) under the laws of its jurisdiction of organization or incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign company or corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; and none of the Company’s subsidiaries, other than Aspen (UK) Holdings Limited and the Designated Subsidiaries, is a “significant subsidiary” of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations.

(ix)    All of the currently issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the General Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights which have not been complied with.
(x)    This Agreement has been duly authorized, executed and delivered by the Company.
(xi)    The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).
(xii)    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.
(xiii)    The Notes and the Indenture will conform in all material respects to the descriptions thereof in the Prospectus and the General Disclosure Package and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.
(xiv)    There are no currency exchange control laws or withholding taxes, in each case of Bermuda or the United Kingdom (or any political subdivision or taxing authority thereof) that would be applicable to the payment of any amounts (A) under the Notes by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (B) by any of the Company’s subsidiaries to the Company; the Bermuda Monetary Authority (the “BMA”) has designated the Company and Aspen Bermuda as non-resident for exchange control purposes and has granted the Company permission for the issue and free transferability of the Notes pursuant to the Registration Statement to and among persons who are non-residents of Bermuda for exchange control purposes (including permission for the issue and free transferability of up to 20% of the Notes to and among persons who are residents of Bermuda for exchange control purposes); such permission has not been revoked and is in full force and effect, and the Company has no knowledge of any proceedings planned or threatened for the revocation of such permission; the Company and Aspen Bermuda are “exempted companies” under Bermuda law and have not (V) acquired and do not hold any land for their respective business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (W) acquired and do not hold land by way of lease or tenancy for terms of not more than 21 years in order to provide accommodation or recreational facilities for their officers and employees, without the express authority of the Bermuda Minister of Finance, (X) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (Y) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (Z) conducted their business in a manner that is prohibited for “exempted companies” under Bermuda law; neither the Company nor Aspen Bermuda has received notification from the BMA or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its status as an “exempted company” or permission to the Company to issue and transfer the Notes.
(xv)    The execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof (including, without limitation, the issuance and sale of the Notes to the Underwriters) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) the certificate of incorporation, memorandum of association, articles of association, bye-laws, by-laws or other organizational document, as amended (any such document, a “Constitutional Document”), as the case may be, of the Company or any of its subsidiaries, (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (C) any statute or any order, rule or regulation of any court or governmental agency or body, any stock exchange authority or any other regulatory authority (hereinafter referred to as a “Governmental Agency”) having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (B) and (C), as would not, individually or in the aggregate, result in a Material Adverse Effect or have a material adverse effect on the transactions contemplated hereby and under the Indenture.
(xvi)    No consent, approval, authorization, order, registration or qualification of or with any Governmental Agency (hereinafter referred to as the “Governmental Authorizations”) is required for the sale and issuance of the Notes or the consummation by the Company of the transactions contemplated hereby and under the Indenture, except (A) the registration under the Act of the Notes, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the Representatives, (C) such Governmental Authorizations as may be required under state securities laws, Blue Sky laws, insurance securities laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Notes by or for the respective accounts of the Underwriters and (D) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the BMA.
(xvii)    Neither the Company nor any of the Designated Subsidiaries is (A) in violation of any of its Constitutional Documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), for any such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect or as otherwise waived or consented to by the parties or shareholders to which the Company or the Designated Subsidiaries owes any obligations under such agreements or documents.
(xviii)    No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of any Underwriter to Bermuda or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery of the Notes to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Bermuda by the Underwriters of the Notes to the initial purchasers thereof.
(xix)    Except as disclosed in the General Disclosure Package and the Prospectus, the Company has no knowledge of any threatened or pending downgrading of the rating accorded the debt securities or preferred shares of the Company or the financial strength or claims-paying ability of the Company or any of the Designated Subsidiaries by A.M. Best Company, Inc. (“A.M. Best”), Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), or Moody’s Investors Services, Inc. (“Moody’s”; collectively with A.M. Best and S&P, the “Ratings Agencies” and, each individually, a “Rating Agency”). To the best of the Company’s knowledge, the Ratings Agencies are the only “nationally recognized statistical rating organizations,” as that term is defined in Section 3(a)(62) of the Exchange Act, which currently rate the debt securities or preferred shares of the Company or the financial strength or claims-paying ability of the Company or any of the Designated Subsidiaries. To the best of the Company’s knowledge, none of the Ratings Agencies and no other nationally recognized statistical rating organization currently rates any other securities of the Company or any securities of its subsidiaries.
(xx)    There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others.
(xxi)    The Company is not and, after giving effect to the offering and sale of the Notes and the application of the net proceeds from such sale as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
(xxii)    Each of the Designated Subsidiaries and Aspen Specialty Insurance Management, Inc. is duly licensed as an insurance brokerage company, insurer or reinsurer, as the case may be, under the insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) of each jurisdiction in which the conduct of its existing business as described in the General Disclosure Package and the Prospectus requires such licensing, except for such jurisdictions in which the failure to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company, the Designated Subsidiaries and Aspen Specialty Insurance Management, Inc. has made all required filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect; except as described in the General Disclosure Package and the Prospectus, each of the Company, the Designated Subsidiaries and Aspen Specialty Insurance Management, Inc. has all other necessary authorizations, approvals, orders, consents, certificates, licenses, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the General Disclosure Package and the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; none of the Company, the Designated Subsidiaries or Aspen Specialty Insurance Management, Inc. has received any notification from any insurance regulatory authority or other governmental authority in the United States, Bermuda, the United Kingdom or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company, the Designated Subsidiaries or Aspen Specialty Insurance Management, Inc. to conduct its existing business as described in the General Disclosure Package and the Prospectus, except for any such notification received where the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, result in a Material Adverse Effect; and except as otherwise described in the General Disclosure Package and the Prospectus, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of the Designated Subsidiaries.

(xxiii)    Each of the Company and the Designated Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) assets as recorded are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(xxiv)    Each of the Company and the Designated Subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure, individually or in the aggregate, to file such return, report, document or information would not result in a Material Adverse Effect; and each of the Company and the Designated Subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure to so maintain its books and records or be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.
(xxv)    (A) Any tax returns required to be filed by the Company or any of its subsidiaries, other than Aspen Specialty Insurance Company, Aspen U.K. and Aspen Insurance UK Services Limited, in any jurisdiction have been accurately prepared and timely filed, except where valid extensions have been obtained, and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest and (B) to the Company’s knowledge, any tax returns required to be filed by Aspen Specialty Insurance Company, Aspen U.K. and Aspen Insurance UK Services Limited in any jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from Aspen Specialty Insurance Company, Aspen U.K. and Aspen Insurance UK Services Limited have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, in either case with respect to clauses (A) and (B), (1) except to the extent that the failure to so file or pay would not result in a Material Adverse Effect and (2) other than those tax returns that would be required to be filed or taxes that would be payable by the Company or any of its subsidiaries if (a) any of them was characterized as a “personal holding company” as defined in Section 542 of the Internal Revenue Code of 1986, as amended (the “Code”),

(b) any of them other than Aspen Specialty Insurance Management, Inc., Aspen Specialty Insurance Company, Aspen U.S. Holdings Inc., Aspen Insurance U.S. Services Inc., Aspen Re America, Inc., Aspen Specialty Insurance Solutions, LLC (“ASIS”), Aspen Re America CA, LLC and Aspen Re America Risk Solutions LLC (collectively, the “U.S. Subsidiaries”) and Aspen Underwriting Limited was characterized as engaged in a U.S. trade or business, and (c) any of them other than Aspen U.K., Aspen (UK) Holdings Limited, Aspen Insurance UK Services Limited, AIUK Trustees Limited, Aspen Management Agency Limited, Aspen Underwriting Limited, Aspen Risk Management Limited, APJ Continuation Limited, Aspen Recoveries Limited, Aspen Holdings Limited and Aspen UK Syndicate Services Limited (formerly APJ Services Limited) (collectively, the “U.K. Subsidiaries”) and APJ Asset Protection Jersey Limited (“APJ Jersey”), which is not incorporated in the United Kingdom but is treated as a resident of the United Kingdom as a result of its management and control being exercised from the United Kingdom, was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in the United Kingdom; no deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ taxes is pending or, to the best of the Company’s knowledge, threatened; and there is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, in either case, which would have a Material Adverse Effect.
(xxvi)    Each of the Company and Aspen Bermuda have received from the Bermuda Minister of Finance an assurance under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda that in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to the Company and Aspen Bermuda or to any of their operations or their shares, debentures or other obligations, until March 31, 2035, and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.
(xxvii)    Although the question whether a non-United Kingdom incorporated company is resident in the United Kingdom or carrying on a trade through a permanent establishment in the United Kingdom are inherently factual issues, subject to considerable uncertainty, and there is no assurance that Her Majesty’s Revenue and Customs could not successfully assert otherwise, the Company does not believe that either the Company or any of its subsidiaries currently should be, or upon the sale of the Notes contemplated hereby should be, except for the U.K. Subsidiaries and APJ Jersey, characterized as resident or carrying on a trade through a permanent establishment in the United Kingdom.
(xxviii) Although whether a trade or business is conducted in the United States by a non-U.S. corporation is inherently a factual issue subject to considerable uncertainty and there is no assurance that the Internal Revenue Service could not successfully assert otherwise, the Company believes that, except for the U.S. Subsidiaries, Aspen U. K. and Aspen Underwriting Limited, neither the Company nor any of its subsidiaries currently should be, or upon the sale of the Notes contemplated hereby should be, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code.
(xxix)    The audited consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, said consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved; the supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, in accordance with U.S. GAAP, the information required to be stated therein; and the selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.
(xxx) KPMG Audit plc, who has audited certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the Rules and Regulations.
(xxxi)     The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. Any documents filed with or furnished to the Commission under the Exchange Act, when they were or are filed with or furnished to the Commission, (A) conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and (B) did not or will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(xxxii)    The Company and, to the knowledge of the Company, the Company’s directors and officers, in their capacities as such, are in compliance with the currently applicable provisions of the Sarbanes-Oxley Act of 2002.
(xxxiii)     The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(xxxiv) None of the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”, and such sanctions, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(xxxv) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commissions’ rules and guidelines applicable thereto.
3.     Purchase, Sale and Delivery of the Notes.
(a)    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase the Notes in the respective principal amounts set forth on Schedule 1 hereto from the Company at 99.239% of their principal amount. The Notes to be purchased by the Underwriters hereunder will be represented by one or more global certificates in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company. Such global certificate or certificates representing the Notes shall be in such denomination or denominations and registered in such name or names as the Underwriters request upon notice to the Company at least 36 hours prior to the Closing Date, and shall be delivered by or on behalf of the Company to the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York at 10:00 A.M., New York time, on November 13, 2013, or at such other place, time or date as the Representatives, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such global certificate or certificates representing the Notes available for checking by the Underwriters at the offices of Simpson Thacher & Bartlett LLP in New York, New York, or at such other place as the Representatives may designate, at least 24 hours prior to the Closing Date.
4.     Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.
5.     Certain Agreements of the Company and the Underwriters.
(a)    The Company agrees with the Underwriters:
(i)    The Company has filed or will file each Statutory Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433.
(ii)    The Company will prepare and file the Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the date of this Agreement.
(iii)    The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Notes, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Act prior to the close of business two business days after the date hereof; provided that the Company shall provide the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.
(iv)    The Company will advise the Representatives promptly of any proposal to amend or supplement the Initial Registration Statement as filed or the related prospectus or any Statutory Prospectus and will not effect any such amendment or supplementation that shall be disapproved by the Representatives promptly after reasonable notice thereof. The Company will also advise the Representatives promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplementation of a Registration Statement or any Statutory Prospectus, of the institution by the Commission of any stop order in respect of a Registration Statement, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of a Registration Statement or for additional information. In the event of the issuance of any such stop order or any order suspending any such qualification, the Company will promptly use its reasonable best efforts to obtain the withdrawal of such order.
(v)    If, at any time when a prospectus relating to the Notes is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission (subject to the first sentence of Section 5(a)(iv) above), at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.
(vi)    If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, upon notice from the Representatives to the Company reasonably in advance of the Renewal Deadline, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Prospectus. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
(vii)    As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act.
(viii)    The Company will furnish to the Representatives copies of each Registration Statement (one of which will be signed), each related preliminary prospectus, and, so long as a prospectus relating to the Notes is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The

Prospectus shall be so furnished on or prior to 10:00 A.M., New York City time, no later than the second business day following the delivery of this Agreement. All other such documents shall be so furnished as soon as available.
(ix)    The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that, in connection therewith, the Company shall not be required to qualify as a foreign company or corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or to file a general consent to service of process in any jurisdiction, or to subject itself to material taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(x)    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
(xi)    During the period beginning on the date hereof and continuing to the Closing Date, without the prior written consent of the Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company (or guaranteed by the Company) that are substantially similar to the Notes.
(xii)    The Company shall apply the net proceeds of its sale of the Notes as set forth in the Registration Statement, General Disclosure Package and the Prospectus.
(xiii)    The Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (A) the fees and disbursements of the Company’s counsel and the Company’s accountants in connection with the registration of the Notes under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Statutory Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including the costs of printing and distributing copies of all such documents to the Underwriters and dealers, in the quantities specified herein, (B) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (C) any filing fees and other expenses (including the reasonable fees and disbursements of counsel) incurred in connection with qualification of the Notes for sale under the laws of such jurisdictions as the Representatives designate, in agreement with the Company, and the printing of memoranda relating thereto, (D) any filing fee incident to the review by the Financial Industry Regulatory Authority, Inc. of the Notes, (E) any fees payable in connection with the rating of the Notes and (F) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Notes, including the cost of any aircraft chartered in connection with attending or hosting such meetings.

(b)    The Underwriters, severally but not jointly, agree with the Company that except as provided in this Section, Section 10 and the provisions with respect to indemnity and contribution, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, any taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.
6.     Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
7.     Conditions of the Obligations of the Underwriters. The several obligations of the Underwriters to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the Applicable Time and as of the Closing Date to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
(a)    On the date of the Prospectus (prior to the execution of this Agreement), on the effective date of any additional registration or any post‑effective amendment to any Registration Statement, in each case, that is filed subsequent to the date of this Agreement, and on the Closing Date (at 9:30 A.M., New York City time, on such date), KPMG Audit plc shall have furnished to the Representatives a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to the Representatives.
(b)    The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters’ reasonable satisfaction.
(c)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes; (ii) any downgrading in the rating of the Notes or any other debt securities, preferred shares, financial strength or claims paying ability of the Company or any of the Designated Subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any public announcement that any such organization has under surveillance or review its rating of the Notes or any other debt securities or preferred shares of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S., U.K., Bermudian or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by United States Federal, New York, U.K. or Bermudian authorities; (vii) a change or development involving a prospective change in Bermuda taxation affecting the Company, the Notes or transfers thereof; (viii) any major disruption of settlements of securities or clearance services in the United States, the United Kingdom or Bermuda or (ix) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the United Kingdom or Bermuda, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes.
(d)    The Representatives shall have received an opinion, dated the Closing Date, of Willkie Farr & Gallagher LLP, United States counsel for the Company in the form of Annex I hereto.
(e)    The Representatives shall have received an opinion, dated the Closing Date, of Appleby (Bermuda) Limited, Bermuda counsel for the Company in the form of Annex II hereto.
(f)    The Representatives shall have received an opinion, dated the Closing Date, of Willkie Farr & Gallagher (UK) LLP, U.K. counsel for the Company, in the form of Annex III hereto.
(g)    The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(h)    The Representatives shall have received a certificate or certificates, dated the applicable Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the

Prospectus, there has been no material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Prospectus or as described in such certificate.
(i)    The Company shall have provided the Representatives with copies of such additional opinions, certificates, letters and documents as the Representatives reasonably request.
(j)    At the Closing Date counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes, as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes, as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.
(k)    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 5(a)(xvii) and except that Sections 2, 8, 10 , 11 and 17 shall survive any such termination and remain in full force and effect. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.
8.     Indemnification and Contribution.
(a)    The Company will indemnify and hold harmless each Underwriter, its directors, officers, employees, affiliates, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b)    Each Underwriter will severally but not jointly indemnify and hold harmless the Company, its directors, officers, employees and affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use in the Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or amendment or supplement thereto or any related preliminary prospectus, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in (i) the third paragraph, (ii) the second sentence of the sixth paragraph and (iii) the seventh, eighth, ninth, tenth and eleventh paragraphs under the caption “Underwriting.”
(c)    Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonably incurred fees, costs and expenses of such separate counsel if (i) the use of counsel (including local counsel) chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisidction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. No indemnifying party shall be liable for any settlement of any proceeding without its prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.
(d)    If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the

Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, on the one hand, and the Underwriters, on the other, agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
(e)    The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.
9.     Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Notes hereunder on the Closing Date, and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased by the Underwriters on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the aggregate principal amount of the Notes to be purchased on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
10.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by the Company pursuant to Section 5 and the obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect, and, if any Notes have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iv), (v), (vii), (viii), or (ix) of Section 7(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.
11.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, (i) c/o Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Registration (ii) c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel Office (Fax: 212-816-7912), (iii) c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10282 and (iv) c/o HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, NY 10018, Attention: Transaction Management Group (Fax: 212-525-0238); provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
12.    No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the offering.

13.    Representation. The Representatives will act for the Underwriters in connection with the transactions contemplated hereby, and any action under this Agreement taken jointly by the Representatives will be binding upon all Underwriters.
14.    Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
15.    USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain and verify any record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
16.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives (in the case of a natural person) and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign merely because of such purchase.
17.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
18.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
19.    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.
The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of

New York, New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such New York Court in any such suit, action or proceeding. The Company has appointed CT Corporation, 111 Eighth Avenue, 13th Floor, New York, NY, 10011, as its authorized agent (the “Company’s Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Company’s Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments which may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Company’s Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.
In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the “Indemnitee”) against any loss incurred by the Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of judgment currency actually received by the Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of each of the Company and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,
ASPEN INSURANCE HOLDINGS LIMITED

By /s/ John Worth
Name: John Worth
    Title: Chief Financial Officer

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above
written.
BARCLAYS CAPITAL INC.
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
HSBC SECURITIES (USA) INC.
For themselves and as Representatives of the Several
Underwriters named in Schedule 1 hereto

By BARCLAYS CAPITAL INC.

By /s/ Travis H. Barnes
Name: Travis H. Barnes
Title: Managing Director

By CITIGROUP GLOBAL MARKETS INC.

By /s/ Jack McSpadden, Jr.
Name: Jack McSpadden, Jr.
Title: Managing Director

By DEUTSCHE BANK SECURITIES INC.

By /s/ John S. McGill
Name: John S. McGill
Title: Vice President

By /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

By HSBC SECURITIES (USA) INC.

By /s/ Diane M. Kenna
Name: Diane M. Kenna
Title: Senior Vice President

SCHEDULE 1
Schedule of Underwriters

Underwriter	Aggregate Principal Amount of Notes to be Purchased
Barclays Capital Inc.	$65,250,000
Citigroup Global Markets Inc.	65,250,000
Deutsche Bank Securities Inc.	65,250,000
HSBC Securities (USA) Inc.	65,250,000
BNY Mellon Capital Markets, LLC	13,000,000
Lloyds Securities Inc.	13,000,000
U.S. Bancorp Investments, Inc.	13,000,000
Total	$300,000,000

SCHEDULE 2

Pursuant to Rule 433
Dated November 5, 2013
Registration Statement on Form S-3 (No. 333-187742)
Relating to
Preliminary Prospectus Supplement Dated November 5, 2013 and
Prospectus dated April 5, 2013
$300,000,000
4.650% SENIOR NOTES DUE 2023
SUMMARY OF TERMS

Issuer:	Aspen Insurance Holdings Limited, a Bermuda holding company
Expected Ratings*:
Principal Amount:	$300,000,000
Issue Price:	99.889%
Trade Date:	November 5, 2013
Settlement Date:	November 13, 2013 (T + 5)
Maturity Date:	November 15, 2023
Security Type:	Senior Unsecured Fixed Rate Notes
Gross Proceeds to Issuer:	$299,667,000
Net Proceeds to Issuer (after underwriting discounts and commissions):	$297,717,000
Minimum Denominations:	$2,000 and integral multiples of $1,000 in excess thereof
Coupon:	4.650% per annum
Interest Payment Dates:	Semi-annually on May 15 and November 15 of each year, commencing on May 15, 2014
Yield to Maturity:	4.664%
Treasury Benchmark:	2.500% due August 15, 2023
Treasury Yield:	2.664%
Spread to Treasury Benchmark:	200 basis points
Make-Whole Call Payment:	US Treasury + 30 basis points
CUSIP; ISIN:	04530D AD4;US04530DAD49
Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc.
Co-Managers:	BNY Mellon Capital Markets, LLC Lloyds Securities Inc. U.S. Bancorp Investments, Inc.

*None of these ratings is a recommendation to buy, hold or sell these Securities. Each rating may be subject to review, revision, suspension, reduction or withdrawal at any time and should be evaluated independently of any other rating.
Settlement Period: The Issuer expects to deliver the Securities on November 13, 2013, which will be the fifth business day following the date of this term sheet (T+5). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the Securities initially will settle in T+5, to specify alternative settlement agreements to prevent a failed settlement.
The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc., toll-free at 1-877-603-5847, Citigroup Global Markets Inc., toll-free at 1-800-831-9146, Deutsche Bank Securities Inc., toll-free at 1-800-503-4611 or HSBC Securities (USA) Inc., toll-free at 1-866-811-8049.
This communication should be read in conjunction with the preliminary prospectus supplement dated November 5, 2013 and the accompanying prospectus dated April 5, 2013.

ANNEX I
Form of Opinion of
Willkie Farr & Gallagher LLP, United States counsel for the Company

1.     Assuming the due authorization by the Company of the Underwriting Agreement, to the extent that execution and delivery are matters of New York law, the Underwriting Agreement has been duly executed and delivered by the Company.
2.     Assuming the due authorization by the Company of each of the Base Indenture and the Supplemental Indenture, to the extent that execution and delivery are matters of New York law, the Base Indenture and the Supplemental Indenture have been duly executed and delivered by the Company and, assuming that the Base Indenture and Supplemental Indenture are the valid and legally binding obligations of the Trustee, the Base Indenture and the Supplemental Indenture constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with each of their terms, subject to bankruptcy, insolvency, moratorium, receivership, conservatorship, liquidation, fraudulent conveyance or transfer and similar laws relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity).
3.     Assuming the due authorization by the Company of the Notes, to the extent that execution and delivery are matters of New York law, the Notes have been duly executed and delivered by the Company and, assuming the due authentication thereof by the Trustee, the Notes constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, moratorium, receivership, conservatorship, liquidation, fraudulent conveyance or transfer and similar laws relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity), and entitled to the benefits provided by the Indenture.
4.     The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
5.     The Indenture and the Notes conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus.
6.     To the extent that the laws of the State of New York are applicable, the Company has, pursuant to Section 17 of the Underwriting Agreement, validly submitted to the non-exclusive personal jurisdiction of any state or Federal court located in the Borough of Manhattan in The City of New York, New York (each, a “New York Court”) in any suit, action or proceeding arising out of or based on the Underwriting Agreement, respectively, or the transactions contemplated thereby; and has duly appointed CT Corporation System as its authorized agent for the purpose described in Section 17 of the Underwriting Agreement; and service of process effected on such agent in the manner set forth in Section 17 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over the Company assuming (i) the validity of such actions under Bermuda law and (ii) the due authorization, execution and delivery of the Underwriting Agreement by the Representatives on behalf of the Underwriters.
7.     Neither the execution, delivery and performance by the Company of the Underwriting Agreement or the Indenture, nor the compliance by the Company with the provisions thereof, nor the consummation of the transactions by the Company contemplated thereby (including, without limitation, the issuance and sale of the Notes to the Underwriters) will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument set forth on Schedule I hereto, any United States Federal or New York State law, rule or regulation (other than any state securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters, as to which we express no opinion) or any order known to us of any United States Federal or New York State Governmental Agency having jurisdiction over the Company, Aspen Insurance Limited or Aspen Insurance UK Limited.
8.     No Governmental Authorization of the United States or the State of New York is required to be made or obtained by the Company for the consummation by the Company of the transactions contemplated by the Underwriting Agreement (including, without limitation, the issuance and sale of the Notes to the Underwriters) or the Indenture, except the registration under the Securities Act of 1933, as amended (the “Act”) of the Notes, and such consents, approvals, authorizations, registrations or qualifications (A) as have been obtained and (B) as may be required under state securities or Blue Sky laws or insurance securities laws in connection with the purchase and distribution of the Notes by the Underwriters (as to which we express no opinion).
9.     The statements set forth in the Prospectus under the captions “Description of Notes,” “Material Tax Considerations — Taxation of Noteholders — United States Taxation,” and “Description of the Debt Securities,” insofar as such statements purport to describe the provisions of the documents referred to therein, the federal income tax laws of the United States or the Delaware General Corporation Law or legal conclusions with respect thereto, fairly summarize such provisions of documents or such laws in all material respects.
10.    The Company is not and, after giving effect to the offering and sale of the Notes and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds,” will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
11.    The Registration Statement, as of its effective date, and the Prospectus, as of its date (other than the financial statements and the notes thereto and related statements, supporting schedules and other financial and statistical information included, referred to or incorporated by reference therein, or omitted therefrom, and the exhibits to the Registration Statement as to which we express no opinion), appeared on their face to be appropriately responsive in all material respects with the requirements of the Act and the Rules and Regulations and the Trust Indenture Act.

12.    The Registration Statement has become effective under the Act, and we have not been advised that any stop order has been issued by the Commission suspending the effectiveness of the Registration Statement or that proceedings for that purpose have been instituted or are pending under the Act.
In the course of the preparation by the Company of the Prospectus and the General Disclosure Package, we have participated in conferences with certain officers and employees of the Company, with representatives of KPMG Audit plc, public accountants for the Company, and with representatives of and counsel for the Underwriters, at which conferences the contents of the Prospectus and the General Disclosure Package and related matters were discussed and at which we reviewed certain corporate records, documents and proceedings. Certain of such corporate records and documents were governed by Bermudian law and, accordingly, we necessarily relied upon directors, officers and employees of the Company, counsel to the Company in such jurisdiction and other persons in evaluating such records and documents. Although we have not undertaken to determine independently, do not express an opinion as to, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, Prospectus or General Disclosure Package except as stated expressly in paragraph 9 of our opinion to you in a separate letter dated the date hereof, we advise you that based on our examination of the Registration Statement, Prospectus and General Disclosure Package and upon the above-described procedures, nothing has come to our attention that has caused us to believe that: (i) the Registration Statement, as of April 5, 2013, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package, as of 5:50 p.m. New York City time on November 5, 2013, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) as of its date and as of the Closing Date, the Prospectus contained or contains any untrue statement of material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no view in any of clauses (i), (ii) or (iii) above with respect to the financial statements and the notes thereto and related statements, supporting schedules and other financial and related statistical information included, referred to or incorporated by reference therein or omitted therefrom or the statement of eligibility of the Trustee on Form T-1.

ANNEX II

Form of Opinion of Appleby (Bermuda) Limited, Bermuda counsel for the Company

(1)
The Companies are each exempted companies incorporated with limited liability and validly existing under the laws of Bermuda. The Companies possess the capacity to sue and be sued in their own name and are in good standing under the laws of Bermuda. Each of the Company and ABL has full corporate power and authority and all permits, licenses and authorisations required by Bermuda law (which remain in full force and effect) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. ABL is duly registered as a Class 4 insurer under the Insurance Act 1978 and the rules and regulations promulgated thereunder (together, the “Insurance Act”) and accordingly, ABL is subject to regulation and supervision in Bermuda and has Bermuda regulatory authority to conduct the insurance business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and based solely on the ABL Certificates of Compliance, ABL has filed with the appropriate Bermuda governmental authority (including regulatory authority) all reports, documents and other information required to be filed under the Insurance Act.

(2)
Based solely on the Company’s Register of Shareholders and ABL’s Register of Shareholders: (a) all of the issued shares in the capital of the Company and ABL have been duly and validly authorised and issued and are fully paid and non-assessable (collectively the “Outstanding Shares”); (b) all of the issued shares of ABL are registered solely in the name of the Company; and (c) none of the Outstanding Shares were issued in violation of the pre-emptive or other similar rights of any member of the Company or ABL.

(3)
The Company has all requisite corporate power and authority to (a) execute and file the Registration Statement, the Statutory Prospectus and the Prospectus with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), (b) enter into, execute or issue (as the case may be), deliver, and perform its obligations under the Underwriting Agreement, the Indenture and the Notes and (c) to take all action as may be necessary to complete the transactions contemplated thereby (including, without limitation, the issuance and sale of the Notes to the Underwriters).

(4)
The (a) execution and filing of the Registration Statement, the Statutory Prospectus and the Prospectus with the SEC under the Securities Act and (b) execution, delivery and performance by the Company of the Underwriting Agreement, the Indenture and the Notes and the consummation of the transactions contemplated thereby, including, without limitation, the issuance and sale of the Notes to the Underwriters, have been duly authorised by all necessary corporate action on the part of the Company.

(5)
Each of the Underwriting Agreement and the Indenture has been duly executed and delivered by the Company and each constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms. The Registration Statement has been duly executed by or on behalf of the Company.

(6)
The Notes have been duly executed by or on behalf of the Company and, assuming due authentication thereof by the Trustee, the Notes have been duly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture.

(7)
Except as provided in this paragraph, no consent, approval, licence, order or authorisation of, filing with, or other act by or in respect of, any governmental agency or body, any stock exchange authority or any other regulatory authority or court of Bermuda is required to be obtained by the Company in connection with (a) the authorisation, execution or filing of the Registration Statement, the Statutory Prospectus and the Prospectus and (b) the execution, delivery or performance by the Company of the Underwriting Agreement, the Indenture and the Notes including, without limitation, the issuance and sale of the Notes to the Underwriters, and the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Indenture or the Notes, or to ensure the legality, validity, admissibility into evidence or enforceability as to the Company, of the Underwriting Agreement, the Indenture or the Notes.

The permission of the Bermuda Monetary Authority (the “BMA”) is required for the issue and transfer of securities, other than in cases where the BMA has granted a general permission. The BMA in its policy dated 1 June 2005 provides that where any equity securities of a company (which would include the ordinary shares of the Company) are listed on an appointed stock exchange (the New York Stock Exchange is deemed to be an appointed stock exchange under Bermuda law) general permission is given for the issue and subsequent transfer of any securities (which would include the Notes) of the company from and/or to a non resident, for so long as any Equities Securities of the company remain so listed. Notwithstanding the general permission, a specific letter of permission was issued by the BMA to the Company on 18 March 2005 for the issue and free transferability of the securities of the Company (which includes the Notes being offered pursuant to the Registration Statement, the Statutory Prospectus and the Prospectus) as long as the ordinary shares of the Company are listed on an appointed stock exchange (as defined in the Companies Act 1981 (the “Act”)), to and among persons who are non-residents of Bermuda for exchange control purposes and for the issue and free transferability of up to 20% of the securities of the Company to and among persons who are residents of Bermuda for exchange control purposes. This letter of permission remains in effect.

(8)
The execution, delivery and performance by the Company of the Underwriting Agreement, the Indenture and the Notes, and the transactions contemplated thereby, including, without limitation, the issuance and sale of the Notes to the Underwriters, do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the Company’s Constitutional Documents.

(9)
The transactions contemplated by the Underwriting Agreement, the Indenture and the Notes, including, without limitation, the issuance and sale of the Notes to the Underwriters, are not subject to any currency deposit or reserve requirements in Bermuda. Each of the Company and ABL has been designated as “non-resident” for the purposes of the Exchange Control Act 1972 and regulations made thereunder and there is no restriction or requirement of Bermuda binding on the Company which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by the Company of its obligations under the Underwriting Agreement, the Indenture and the Notes, or the payment by the Company of amounts to the holders of the Notes in respect of the Notes or other securities of the Company or the payment by ABL of dividends or other distributions to the Company. ABL is (subject to the provisions of the Act and the Insurance Act) not currently prohibited by any Bermuda law or Governmental Agency, directly or indirectly, from paying any dividends to the Company, from making any other distributions on its share capital, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as summarised in the Registration Statement.

(10)
The financial obligations of the Company under the Underwriting Agreement, the Indenture and the Notes rank at least pari passu in priority of payment with all other unsecured and unsubordinated indebtedness (whether actual or contingent) issued, created or assumed by the Company other than indebtedness which is preferred by virtue of any provision of Bermuda law of general application.

(11)
The choice of the laws of New York as the proper law to govern the Underwriting Agreement, the Indenture and the Notes is a valid choice of law under Bermuda law and such choice of law would be recognised, upheld and applied by the courts of Bermuda as the proper law of the Underwriting Agreement, the Indenture and the Notes in proceedings brought before them in relation to the Underwriting Agreement, the Indenture and the Notes provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of New York; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law (and we are not aware of any reason why such registration would be regarded as contrary to current Bermuda public policy).

(12)
The submission by the Company to the jurisdiction of the New York Courts pursuant to the Underwriting Agreement, the Indenture and the Notes is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission to the jurisdiction of the New York Courts, if such submission is accepted by such courts and is legal, valid and binding under the laws of New York.

(13)
The appointment by the Company of CT Corporation as agent for the receipt of any service of process in respect of any New York Court in connection with any matter arising out of or in connection with the Underwriting Agreement is a valid and effective appointment, if such appointment is valid and binding under the laws of New York and if no other procedural requirements are necessary in order to validate such appointment.

(14)
A final and conclusive judgment of a competent foreign court against the Company based upon the Underwriting Agreement (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act, 1958 applies, and it does not apply to the courts of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

(i)	the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

(ii)	the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.

No stamp duty or similar or other tax or duty is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

(15)
According to the records maintained in the Register of Companies at the office of the Registrar of Companies as revealed by the Company Searches the current address of the registered office of each of the Company and ABL is 141 Front Street, Hamilton HM 19, Bermuda.

(16)
Neither the Company nor any of its assets or property enjoys, under Bermuda law, immunity on the grounds of sovereignty from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under the Underwriting Agreement or the Indenture.

(17)    Based solely upon the Company Searches and the Litigation Searches:

(i)
no litigation, arbitration or administrative or other proceeding of or before any arbitrator or governmental authority of Bermuda is pending against or affecting the Company or ABL or against or affecting any of their respective properties, rights, revenues or assets; and

(ii)
no notice to the Registrar of Companies of the passing of a resolution of members or creditors of either the Company or ABL to wind up that company, or the appointment of a liquidator or receiver has been given. No petition to wind up the Company or ABL, or application to reorganise their respective affairs pursuant to a Scheme of Arrangement or application for the appointment of a receiver has been filed with the Supreme Court of Bermuda.

(18)
Each of the Company and ABL has received an assurance from the Ministry of Finance granting an exemption, until 31 March 2035, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company or ABL. There are, subject as otherwise provided in this opinion, no capital gains, income, withholding or other Bermuda taxes, stamp or issuance or transfer taxes, or documentary taxes, duties or similar charges now due, or which could in the future become due, (including payable by or on behalf of the Underwriters) to Bermuda in connection with (a) the sale and delivery by the Company of the Notes to or for the respective accounts of the Underwriters, (b) the sale and delivery outside Bermuda by the Underwriters of the Notes to the initial purchasers thereof in the manner contemplated under the Underwriting Agreement, or (c) the execution, delivery, performance or enforcement of the Underwriting Agreement or the transactions contemplated thereby, or in connection with the admissibility in evidence thereof and the Company is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make thereunder or the payment by the Company of any amounts to holders of the Notes pursuant to the terms of the Notes and the Indenture or payments in respect of any other securities of the Company; and ABL is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from the payment by ABL of dividends or other distributions to the Company.

(19)
Subject to the final paragraph of opinion (7), in order to ensure the legality, validity, enforceability or admissibility in evidence of the Prospectus, the Underwriting Agreement, the Indenture or the Notes, it is not necessary that any document be filed, recorded or enrolled with any Bermuda regulatory agency or body, any stock exchange authority or any other regulatory authority in Bermuda or that any stamp duties, registration or similar tax or charge be paid in Bermuda.

(20)
Charges over the assets of Bermuda companies (other than real property in Bermuda or a ship or aircraft registered in Bermuda) wherever situated, and charges on assets situated in Bermuda (other than real property in Bermuda or a ship or aircraft registered in Bermuda) which are granted by or to companies incorporated outside Bermuda, are capable of being registered in Bermuda in the office of the Registrar of Companies pursuant to the provisions of Part V of the Act. Registration under the Act is the only method of registration of charges over the assets of Bermuda companies in Bermuda except charges over real property in

Bermuda or ships or aircraft registered in Bermuda. Registration under the Act is not compulsory and does not affect the validity or enforceability of a charge and there is no time limit within which registration of a charge must be effected. However, in the event that questions of priority fall to be determined by reference to Bermuda law, any charge registered pursuant to the Act will take priority over any other charge which is registered subsequently in regard to the same assets, and over all other charges created over such assets after 1 July 1983, which are not registered.

We have searched the Register of Charges maintained by the Registrar of Companies in Bermuda against the name of the Company and ABL. This search has disclosed the following charge registered against the Company:

Charge No.    Date            In favour of

17659        15 August 2005    The Bank of New York

25660        16 March 2011    The Bank of New York Mellon

This search has disclosed the following charges registered against ABL:

Charge No.    Date            In favour of

15501        16 December 2003    Citibank Ireland Financial Services plc

16705        7 December 2004    Barclays Bank PLC

17657        15 August 2005    The Bank of New York

18622        20 January 2006    Citibank, N.A.

23768        7 October 2009    Barclays Bank PLC

25659        16 March 2011    The Bank of New York Mellon

26262        23 September 2011 HSBC Bank USA, National Association

Registration of charges is not compulsory and charges may exist over the shares or assets of the Company and ABL without having been registered.

(21)
The statements set forth in the General Disclosure Package and the Prospectus under the captions “Risk Factors”, “Business - Regulatory Matters - Bermuda Regulation”, “Material Tax Considerations - Taxation of Noteholders – Bermuda Taxation” and “Enforcement of Civil Liabilities under United States Federal Securities Laws and Other Matters”, the statements set forth in the 2012 Form 10-K under the captions “Risk Factors,” “Business - Regulatory Matters - Bermuda Regulation” and “Market for the Registrant’s Common

Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” and the statements set forth in Item 8 of Part II of the Registration Statement, insofar as they purport to describe the provisions of the Constitutional Documents of the Company or ABL or the laws of Bermuda referred to therein are accurate and correct in all material respects.

(22)	Under Bermuda law, other than as agreed to by contract entered into by such holder, no personal liability will attach to the holders of the Notes merely by virtue of the fact that they hold the Notes.

(23)
Subject to the second paragraph of opinion (7), as a matter of general principle, Bermuda law does not restrict the transferability of the Notes provided any such transfer is made in accordance with the terms and conditions of the Prospectus, the Registration Statement, the Constitutional Documents of the Company, the Underwriting Agreement and the Indenture.

(24)
Under Bermuda law, the Underwriters will not be deemed to be resident, domiciled, carrying on any commercial activity in Bermuda or subject to any taxation in Bermuda by reason only of the entry into, performance or enforcement of the Underwriting Agreement or the transactions contemplated thereby. It is not necessary under Bermuda law that the Underwriters be authorised, licensed, qualified or otherwise entitled to carry on business in Bermuda for their execution, delivery, performance or enforcement of the Underwriting Agreement.

ANNEX III

Form of Opinion of Willkie Farr & Gallagher (UK) LLP,
U.K. counsel for the Company

(a)
Aspen UK and Aspen Holdings are each incorporated in England as limited liability companies under the Companies Act 1985 with corporate power to own, lease and operate their respective properties and to conduct their respective businesses as described in the Prospectus.

(b)	All of the issued share capital of Aspen UK is fully paid and the registered holder thereof is Aspen Holdings.

(c)	All of the issued share capital of Aspen Holdings is fully paid and the registered holder thereof is the Company.

(d)	Aspen UK is duly authorised by the UK Financial Services Authority to conduct its insurance business as described in the Prospectus.

(e)
The execution, delivery and performance of the Agreement and the Indenture and the consummation of the transactions therein contemplated (including, without limitation, the issuance and sale of the Notes to the Underwriters) will not result in any violation of the provisions of any Constitutional Document of Aspen UK or Aspen Holdings, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument set forth in Schedule 3 hereto.

(f)
The statements set forth in or incorporated by reference in the Prospectus under the captions “Risk Factors — Risks Related to Taxation — Our non-U.K. companies may be subject to U.K. tax that may have a material adverse effect on our operating results”, “Business — Regulatory Matters—U.K. and E.U. Regulation”, insofar as such statements purport to describe the tax and insurance regulatory laws of the United Kingdom referred to therein, fairly summarise such laws in all material respects.